Item 77Q-1, Fund Changes

WisdomTree Global ex-U.S. Growth Fund
(formerly, WisdomTree World ex-U.S. Growth Fund)

WisdomTree Asia Pacific ex-Japan Fund
(formerly, WisdomTree Pacific ex-Japan Total Dividend Fund)

WisdomTree Australia Dividend Fund
(formerly, WisdomTree Pacific ex-Japan Equity Income Fund)

WisdomTree Commodity Country Equity Fund
(formerly, WisdomTree International Basic Materials Sector Fund)

WisdomTree Global Natural Resources Fund
(formerly, WisdomTree International Energy Sector Fund)

WisdomTree Global ex-U.S. Utilities Fund
(formerly, WisdomTree International Utilities Sector Fund)

WisdomTree Global ex-U.S. Real Estate Fund
(formerly, WisdomTree International Real Estate Fund)


Registrant incorporates by reference Form 497, dated and filed on April 14, 2011.
(SEC Accession No. 0001193125-11-097218)